Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Amendment No. 5 to Form S-1 of our report dated March 29, 2011 relating to the financial statements of Internal Fixation Systems, Inc., as of December 31, 2010 and for the year then ended and to all references to our firm included in this Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Goldstein Schechter Koch P.A.

Hollywood, Florida
April 19, 2011